UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 West Sheridan Avenue, Oklahoma City, Oklahoma	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing. Except as noted, our financial forecasts included in this report assume the successful closing of our planned $6 billion acquisition of Eagle Ford Shale assets from GeoSouthern Energy Corporation, which is expected to close in the first quarter of 2014. Our financial forecasts also assume the completion of planned divestitures of certain non-core assets on or around year-end 2014. As we complete divestiture transactions, we will update our financial forecasts. In addition, our financial forecasts in this report include 100% of the amounts attributable to the operation of our planned new midstream business with Crosstex Energy, Inc. (“EnLink”) subsequent to the consummation of the transaction, which is expected to close in in the first quarter of 2014. However, subsequent to the consummation of the EnLink transaction, our net earnings will be reduced by the portion of net earnings attributable to noncontrolling interests in EnLink.

In this report, financial amounts related to our Canadian operations have been converted to U.S. dollars using estimated average exchange rates of $1.00 U.S. dollar to $1.00 Canadian dollar.

Production and Prices

Set forth below are our daily production and price realization estimates for the first quarter and full year 2014. The term “core” refers to our core and emerging assets in the Anadarko Basin, Barnett Shale, Eagle Ford Shale, Mississippian-Woodford Trend, Permian Basin and Rockies Oil in the United States, as well as our Heavy Oil assets in Canada. The term “non-core” refers to our remaining properties, many of which we are in the process of divesting. The price realizations for oil and bitumen are determined using the monthly average of NYMEX settled prices on each trading day for the benchmark West Texas Intermediate crude oil price at Cushing, Oklahoma. The price realizations for natural gas are determined using the first-of-month South Louisiana Henry Hub price index as published in Inside FERC.

	Quarter 1		Full Year
	Low	High	Low	High
Daily Production
Oil and bitumen (MBbls/d)
United States Core	94	98	124	136
Canada Core	78	82	74	80
Non-core	13	15	12	14
Natural gas (MMcf/d)
United States Core	1,595	1,630	1,570	1,640
Canada Core	15	25	15	25
Non-core	600	615	565	585
Natural gas liquids (MBbls/d)
United States Core	115	123	116	129
Canada Core	—	—	—	—
Non-core	15	17	14	16
Total Boe (MBbls/d)
United States Core	475	493	502	538
Canada Core	81	86	77	84
Non-core	128	135	120	128

	Quarter 1		Full Year
	Low	High	Low	High
Price Realizations
Oil and bitumen—% of WTI
United States	90%	100%	90%	100%
Canada	54%	64%	61%	71%
Natural gas—% of Henry Hub
United States	82%	92%	85%	95%
Canada	81%	91%	83%	93%
NGLs – Realized price	$22	$30	$20	$30

Commodity Price Risk Management

As of February 14, 2014, we had the following oil derivative positions associated with 2014 production. Our oil price swaps and collars settle against the average of the prompt month NYMEX West Texas Intermediate futures price.

	Price Swaps		Price Collars			Call Options Sold
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Price ($/Bbl)
Q1-Q4 2014	75,000	$94.14	70,453	$89.38	$100.58	42,000	$116.43
Q1-Q4 2015	46,000	$90.19	—	$—	$—	28,000	$116.43
Q1-Q4 2016	—	$—	—	$—	$—	18,500	$103.11

As of February 14, 2014, we had the following open natural gas derivative positions associated with 2014 production. The first table presents our natural gas contracts that settle against the Inside FERC first-of-the-month Henry Hub index. The second table presents our natural gas contracts that settle against the AECO index.

	Price Swaps		Price Collars			Call Options Sold
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)
Q1-Q4 2014	800,000	$4.42	460,000	$4.03	$4.51	500,000	$5.00
Q1-Q4 2015	150,000	$4.40	215,000	$4.04	$4.30	550,000	$5.09
Q1-Q4 2016	—	$—	—	$—	$—	345,000	$5.00

	Basis Swaps
Period	Index	Volume (MMBtu/d)	Weighted Average Differential to Henry Hub ($/MMBtu)
Q1-Q4 2014	AECO	94,781	$(0.52)

Other Operating and Nonoperating Items

The following table includes first quarter and full year 2014 estimates of other operating and nonoperating items.

	Quarter 1		Full Year
	Low	High	Low	High
	($ in millions, except per Boe)
Marketing & midstream operating profit (1)	$125	$155	$685	$755
Lease operating expenses per Boe	$9.30	$9.50	$8.90	$9.50
General & administrative expenses per Boe (1)	$3.00	$3.30	$2.80	$3.30
Production and property taxes as % of upstream sales(1)	5.9%	6.9%	5.9%	6.9%
Depreciation, depletion and amortization per Boe (1)	$11.40	$12.40	$12.50	$14.50
Other operating items	$20	$30	$95	$125
Net financing costs (1)	$103	$113	$458	$488

Current income tax rate (1)	2%	8%	2%	8%
Deferred income tax rate (1)	28%	32%	28%	32%

Total income tax rate (1)	30%	40%	30%	40%

Net earnings attributable to noncontrolling interests	$0	$5	$10	$50

(1)	Includes amounts attributable to EnLink’s operations subsequent to consummation of the EnLink transaction.

Capital Expenditures

Set forth below are our capital expenditure estimates for the first quarter and full year 2014.

	Quarter 1		Full Year
	Low	High	Low	High
	(In millions)
Development	$1,205	$1,355	$4,770	$5,070
Exploration	55	105	260	360

Subtotal(1) (2)	1,260	1,460	5,030	5,430
Capitalized G&A and interest	90	105	385	415

Total oil and gas	1,350	1,565	5,415	5,845

Midstream(3)	205	255	845	915
Corporate and other	30	50	125	175

Total other	235	305	970	1,090

Total capital expenditures	$1,585	$1,870	$6,385	$6,935

(1)	Includes approximately $110 million in Q1 2014 and $260 million in full year 2014 attributable to non-core assets identified for divestiture.
(2)	Excludes $6 billion of capital expenditures related to the planned acquisition of Eagle Ford Shale assets.
(3)	Includes approximately $70 million in Q1 2014 and $460 million in full year 2014 attributable to EnLink.

Information Regarding Forward-Looking Estimates

This report includes our 2014 forward-looking estimates and associated forward-looking statements regarding our expectations and plans, as well as future events or conditions. Such forward-looking statements are based on our examination of historical operating trends, the information used to prepare our December 31, 2013 reserve reports and other data in our possession or available from third parties. Our forward-looking estimates are also based on closing our planned $6 billion acquisition of Eagle Ford Shale assets from GeoSouthern Energy Corporation, which is expected to close in the first quarter of 2014; the consummation of our EnLink transaction, which is expected to close in the first quarter of 2014; and the completion of planned divestitures of certain non-core assets on or around year-end 2014. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.

Consequently, actual future results could differ materially from our expectations due to a number of factors, such as changes in the supply of and demand for oil, natural gas and NGLs and related products and services; exploration or drilling programs; political or regulatory events; general economic and financial market conditions; the timing of the transactions in the previous paragraph; and other risk factors we discuss in our Annual Report on Form 10-K. All subsequent written and oral forward-looking statements attributable to Devon, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements. We assume no duty to update or revise our forward-looking statements based on new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Executive Vice President and Chief Financial Officer

Date: February 19, 2014